                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
                                 SPX CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
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     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

[LOGO] SPX Corporation

                           2300 One Wachovia Center
                           301 South College Street
                     Charlotte, North Carolina 28202-6039
                           Telephone: (704) 347-6800
                           Facsimile: (704) 347-6900

                                                                 March 21, 2002

Fellow Stockholders:

    You are cordially invited to attend the SPX Corporation 2002 Annual Meeting of Stockholders on Wednesday, April 24, 2002 at 9:00 a.m. (Eastern Time), at the Ballantyne Resort Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277.

    The principal business of the Annual Meeting will be to elect two directors to serve for three-year terms, to amend SPX's Certificate of Incorporation and to amend and restate SPX's employee stock option plan.

    All stockholders are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible. You also may vote by telephone or over the Internet, and if you choose to use one of those forms of voting, it is not necessary for you to return your proxy card. In any event, please vote as soon as possible.

    Along with the other members of your Board of Directors, I look forward to personally greeting those stockholders who attend this year's meeting. On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in the affairs of SPX.

                                    Sincerely,

                                    /s/ John B. Blystone

                                    John B. Blystone
                                    Chairman, President and
                                    Chief Executive Officer

                                SPX Corporation

                           2300 One Wachovia Center
                           301 South College Street
                     Charlotte, North Carolina 28202-6039

           ---------------------------------------------------------

                   Notice of Annual Meeting of Stockholders

           ---------------------------------------------------------

                           Wednesday, April 24, 2002
                                   9:00 a.m.
                          The Ballantyne Resort Hotel
                       10000 Ballantyne Commons Parkway
                        Charlotte, North Carolina 28277

    The purpose of our Annual Meeting is to:

  1. Elect two directors for three-year terms;

        2. Amend our Certificate of Incorporation to increase the number of shares of common stock available for issuance from 100,000,000 to 200,000,000; and

        3. Amend and Restate our 1992 Stock Compensation Plan to extend the period during which awards may be granted to December 31, 2011.

    You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record on March 8, 2002. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

    We have enclosed with this notice and proxy statement a copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2001.

                                          By Order of the Board of Directors,

                                          Christopher J. Kearney
                                          Vice President, Secretary
                                          and General Counsel

Charlotte, North Carolina
March 21, 2002

                                SPX Corporation

                    --------------------------------------

                                Proxy Statement

                    --------------------------------------

                               Table of Contents

                                                                       Page
                                                                       ----

     Questions and Answers............................................   1

     Election of Directors............................................   4

     Meetings and Committees of the Board of Directors................   6

     Director Compensation............................................   8

     Ownership of Common Stock........................................   9

     Section 16(a) Beneficial Ownership Reporting Compliance..........  11

     Executive Compensation...........................................  12

     Compensation Committee Report on Executive Officers' Compensation  18

     Company Performance..............................................  20

     Audit Committee Report...........................................  21

     Amendment of Certificate of Incorporation........................  22

     Amendment and Restatement of 1992 Stock Compensation Plan........  23

     Independent Public Auditor.......................................  29

     Annual Report on Form 10-K.......................................  29

    This proxy statement and form of proxy are first being sent to stockholders on or about March 21, 2002.

                             Questions and Answers

What am I voting on?

    We are soliciting your vote on:

     .  the election of two directors for three-year terms;

     .  the amendment of our Certificate of Incorporation; and

     .  the amendment and restatement of our 1992 Stock Compensation Plan.

Who is entitled to vote?

    Stockholders at the close of business on March 8, 2002 (the record date)
are entitled to vote. On that date, there were           shares of SPX common
stock outstanding.

How many votes do I have?

    Each share of SPX common stock that you own entitles you to one vote.

How do I vote?

    All stockholders may vote by telephone or over the Internet as described on the enclosed proxy card. You also may vote by mail. To vote by mail, please sign, date and mail your proxy in the postage paid envelope provided. If you attend the Annual Meeting in person and would like to vote then, we will give you a ballot. If your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 8, 2002, the record date for voting.

How does discretionary voting authority apply?

    If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Christopher J. Kearney and Patrick J. O'Leary to vote for the items discussed in these proxy materials and any other matter that is properly brought at the Annual Meeting. In such a case, your vote will be cast FOR the election of each director nominee, FOR the amendment of our Certificate of Incorporation, FOR the amendment and restatement of the Stock Compensation Plan and FOR or AGAINST any other properly raised matters at the discretion of Messrs. Kearney and O'Leary.

May I revoke my proxy?

    You may revoke your proxy at any time before it is exercised in one of four ways:

        1. Notify our Secretary in writing before the Annual Meeting that you are revoking your proxy.
        2. Submit another proxy with a later date.
        3. Vote by telephone or Internet after you have given your proxy.
        4. Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy card?

    Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted.

What constitutes a quorum?

    The presence, in person or by proxy, of the holders of one-third of the total number of shares of SPX stock issued and outstanding constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet or if you attend the Annual Meeting.

    Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have voting authority and have not received voting instructions from you (so-called "broker non-votes") are considered "shares present" for purposes of determining whether a quorum exists.

What vote is required to approve each proposal?

    Election of Directors: A majority of the shares present or represented by proxy at the Annual Meeting must approve the election of the directors. If you do not want to vote your shares for a particular nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting. In the election of the nominees for director, an abstention will have the effect of a vote against the proposal since it is one less vote for approval. A broker non-vote is not considered as a share voted or having the power to vote and will not affect the outcome of the vote.

    Amendment of Certificate of Incorporation: Amendment of our Certificate of Incorporation requires that a majority of the outstanding shares of SPX common stock vote in its favor. An abstention will have the effect of a vote against the amendment. Uninstructed shares may not be voted on this matter, and, therefore, a broker non-vote also will have the effect of a vote against the amendment.

    Amendment and Restatement of Stock Compensation Plan: Amendment and Restatement of our Stock Compensation Plan requires that a majority of the shares present or represented by proxy and having the power to vote at the Annual Meeting vote in its favor. An abstention will have the effect of a vote against the amendment and restatement of the Plan. Uninstructed shares are not entitled to vote on this matter, and, therefore, a broker non-vote will have no effect.

How do I submit a stockholder proposal?

    You must submit a proposal to be included in our proxy statement for the 2003 annual meeting no later than November 21, 2002. Your proposal must be in writing and comply with the proxy rules of the Securities and Exchange Commission (SEC). You should send your proposal to our Secretary at our address on the cover of this proxy statement.

    You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2003 annual meeting. We must receive your proposal in writing on or after November 25, 2002 but on or before December 25, 2002. If you submit your proposal after the deadline and we choose to consider it at the meeting, then the SEC rules permit individuals named in the proxies solicited by SPX's Board of Directors for that meeting to exercise discretionary voting power as to that proposal, but they are not required to do so.

    To be properly brought before an annual meeting, our by-laws require that your proposal give: (1) a brief description of the business you want to bring before the meeting; (2) your name and address as they appear on our stock records; (3) the class and number of shares of SPX that you beneficially own; and (4) any interest you may have in the business you want to bring before the meeting. You should send your proposal to our Secretary at the address on the cover of this proxy statement.

How do I nominate a director?

    If you wish to recommend a nominee for director for the 2003 annual meeting, our Secretary must receive your written nomination on or before December 25, 2002. You should submit your proposal to the Secretary at our address on the cover of this proxy statement. Our by-laws require that you provide: (1) your name and address and the name and address of the nominee; (2) a statement that you are a record holder of SPX shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (3) a description of all arrangements or understandings under which you are making the nominations; (4) any other information that the rules of the SEC require to be included in a proxy statement; and (5) the nominee's agreement to serve as a director if elected.

Who pays to prepare, mail and solicit the proxies?

    We will pay all of the costs of preparing, mailing and soliciting these proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of SPX common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated. We have retained D.F. King & Company, Inc. to assist us in soliciting proxies for a fee of $7,500 plus expenses.

                             Election of Directors

    Seven directors currently serve on our Board of Directors. The directors are divided into three classes. At this Annual Meeting, you will be asked to elect two directors. Each director will serve for a term of three years, until a qualified successor director has been elected, or until he resigns or is removed by the Board. The remaining five directors will continue to serve on the Board as described below. The nominees, J. Kermit Campbell and Emerson U. Fullwood, are currently SPX directors.

    Your shares will be voted as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the election of Messrs. Campbell and Fullwood. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for a nominee, your shares will be voted FOR that other person. The Board does not anticipate that any of the nominees will be unable to serve. The nominees and continuing directors have provided the following information about themselves.

Nominees

--------------------------------------------------------------------------------

[photo] J. Kermit Campbell, 63, is currently Chairman of Bering Truck Corporation, whose principal business is the manufacturing and marketing of light, medium and heavy duty trucks. He was formerly Chief Executive Officer of The Prince Group. From 1992 until joining The Prince Group in 1995, he was President and Chief Executive Officer of Herman Miller, Inc., a manufacturer of furniture and other products for offices and other work environments. He is a director of Bering Truck Corporation, Advanced Information Systems, Inc., Advance Mixer Company and Irwin Union Bank.
                   Mr. Campbell has been a director of SPX since 1993.

[photo] Emerson U. Fullwood, 54, is Corporate Vice President and Executive Chief Staff Officer - Developing Markets Operations, Xerox Corporation. Previously, Mr. Fullwood held various positions with Xerox Corporation, including Corporate Vice President, and President, Regional Operations
                   - Latin America from 2000 to 2001, Corporate Vice President and President, Worldwide Customer Services Group from 1998 to 2000 and Corporate Vice President and Vice President and General Manager Worldwide Office Copier Business Unit from 1996 to 1997. He is a director of Threshold, the United Way of Greater Rochester, the Rochester Urban League, the Rochester Area Community Foundation, the Rochester Boy Scouts of America and the Rochester Health Commission. He was formerly a director of General Signal Corporation. Mr. Fullwood has been a director of SPX since 1998.

Directors Continuing Until 2003 Annual Meeting

--------------------------------------------------------------------------------

[photo] John B. Blystone, 48, is Chairman, President and Chief Executive Officer of SPX. Prior to that, he was with General Electric Company as Vice President and General Manager of GE Superabrasives from 1991 to 1994 and with Nuovo Pignone and GE Power Systems Europe as President and Chief Executive Officer from 1994 until joining SPX in 1995. He is Chairman of the Board of Directors of Inrange Technologies Corporation, a director of Worthington Industries, Inc. and a member of the Stern Stewart Advisory Board. Mr. Blystone joined the Board of SPX in 1995.

[photo] Frank A. Ehmann, 68, is the former President and Chief Operating Officer of American Hospital Supply Corporation, a manufacturer and distributor of health care products, and United Stationery Corporation, an office products wholesaler. He is a director of American Healthways, Inc., AHA Investment Funds, Inc., CCMA Select Funds and CCM Advisors Funds. Mr. Ehmann has been a director of SPX since 1988.


Directors Continuing Until 2004 Annual Meeting

--------------------------------------------------------------------------------

[photo] Sarah R. Coffin, 49, is Senior Vice President and General Manager Performance Coatings of Noveon, Inc., a global producer of performance polymer systems and adhesives. From 1998 to 2001, she was Group President, Textile and Coatings Solution Group of BF Goodrich Performance Materials Company, a manufacturer of performance polymer systems and additives. Prior to joining BF Goodrich in 1998, Ms. Coffin was a Vice President with the H.B. Fuller Company. Before that, she held executive positions with G.E. Plastics, a business unit of General Electric Company. She has been a director of SPX since 1995.

[photo] Charles E. Johnson II, 66, is a co-owner of the G&L Acquisition Company, a fast food restaurant business, and a partner in PBJ Realty LLC, the real estate owner for G&L Acquisition Company restaurants. Mr. Johnson is also President of the Paul C. Johnson Foundation. He was formerly President and co-owner of CEJ Holdings, Inc., the principal asset of which was commercial real estate. Mr. Johnson is a director of Hackley Hospital and the Paul C. Johnson Foundation. He has served on SPX's Board since 1976.

[photo] David P. Williams, 67, is the retired Vice Chairman of The Budd Company, a manufacturer of automobile and truck body components, castings, stampings, chassis frame components, air bag components, automotive heating accessories and cold weather starting aids. From 1995 until becoming Vice Chairman in 1999, Mr. Williams was President and Chief Operating Officer of The Budd Company. He is a director of The Budd Company and Standard Federal Bank. Mr. Williams has served as a director of SPX since 1992.

                        Meetings and Committees of the
                              Board of Directors

    The Board of Directors met nine times during 2001. In addition to meetings of the full Board, directors attended meetings of Board committees. The Board of Directors has standing audit, compensation, executive, governance and retirement funds committees. Each director attended at least 75% of the meetings of the Board and of the committees on which he or she served.

Audit Committee

Meetings in 2001:  2

Members:           Charles E. Johnson II, Chairman
                   J. Kermit Campbell
                   Emerson U. Fullwood

Function:          The Audit Committee is responsible for ensuring the
                   integrity of the financial information reported by SPX. The committee recommends the independent auditors, approves the scope of annual audits performed by them and by the internal audit staff, and reviews the results of those audits. The committee also meets with management, the independent auditors and the internal audit staff to review audit results and opinions as well as financial, accounting and internal control matters. The committee has adopted a charter that specifies the composition and responsibilities of the committee. Additional information on the committee and its activities is set forth in the Audit Committee
                   Report.

Compensation Committee

Meetings in 2001:  4

Members:           Frank A. Ehmann, Chairman
                   J. Kermit Campbell
                   Sarah R. Coffin
                   David P. Williams

Function:          The Compensation Committee approves the compensation program for SPX's senior management, including executive employment agreements, stock option grants and other awards under the Stock Compensation Plan as well as awards under the EVA
                   Incentive Compensation Plan.

Executive Committee

Meetings in 2001:  None

Members:           John B. Blystone, Chairman
                   J. Kermit Campbell
                   Charles E. Johnson II
                   Frank A. Ehmann
                   David P. Williams

Function:          The Executive Committee is authorized to act on most matters that arise during the periods between Board meetings.

Governance Committee

Meetings in 2001:  1

Members:           David P. Williams, Chairman
                   John B. Blystone
                   Charles E. Johnson II
                   Frank A. Ehmann

Function:          The Governance Committee considers the size, structure and composition of the Board, recommends changes in director compensation to the Board and determines selection and retention criteria for directors. The committee also identifies and recommends possible candidates for director to the Board.

Retirement Funds Committee

Meetings in 2001:  1

Members:           J. Kermit Campbell, Chairman
                   Sarah R. Coffin
                   Emerson U. Fullwood

Function:          The Retirement Funds Committee reviews the investment
                   performance, actuarial assumptions and funding practices of SPX's pension, healthcare and defined contribution plans.

                             Director Compensation

    Directors who are SPX employees receive no compensation for their services as directors. We compensate non-employee "outside" directors under the SPX Corporation 1997 Non-Employee Directors' Compensation Plan. In addition, we reimburse non-employee directors for the expenses of carrying out their duties.

    Under the Non-Employee Directors' Compensation Plan, we granted each non-employee director an option to purchase 1,500 shares of SPX common stock in February 1997, in January 1998 and in January 1999. In February 1999, the Compensation Committee voted to increase the annual non-employee director stock option award to 2,000 shares, commencing with the grant in January 2000. The exercise price of the options is the closing stock price on the date they were granted. Each new non-employee director will be granted an option to purchase 2,000 shares of SPX common stock when he or she is elected. A maximum of 75,000 shares of SPX stock is available for option grants under the Directors' Plan. In the future, the Board may set grant dates for options if shares remain available for issuance. Directors may exercise these options six months after the grant date, or earlier upon a change of control as described in the Directors' Plan. After a non-employee director ceases to be a director, the options remain exercisable until the earlier of the third-year anniversary (one-year anniversary in the event of death) of that date or ten years from the grant date.

    Under the Directors' Plan, each non-employee director also receives an annual cash payment of $25,500 plus an additional cash payment determined by reference to the SPX Corporation EVA Incentive Compensation Plan, which is described in the Compensation Committee Report on Executive Officers' Compensation on page 18. The additional payment, if any, equals the target bonus multiplied by the multiple earned by our Chief Executive Officer for that year under the EVA Plan. This additional payment is made to the non-employee director at the same time and in the same manner as bonuses are paid under the EVA Plan, including application of the bonus reserve provisions. A non-employee director will receive his or her bonus bank balance if he or she ceases to be a director. A non-employee director may defer receipt of the annual cash payment and the additional cash payment at his or her option.

    In 2001, the non-employee director target bonus was $10,000. The corporate EVA Plan bonus multiple for 2001 was 4.1768. The amount of the additional cash payment (declared bonus) earned by non-employee directors was $41,768. The plan credits the declared bonus to the bonus bank. If the resulting bonus bank balance is positive, the plan pays out an amount equal to the target bonus plus one-third of any remaining positive bonus bank balance. As a result, in 2001, each non-employee director's bonus bank was credited with the declared bonus of $41,768. Since the resulting bonus bank balances were positive, each non-employee director received a cash payment equal to the target bonus of $10,000 plus one-third of his or her bonus bank balance, or from $16,793 to $18,294, depending on his or her bonus bank balance.

    Under the Directors' Retirement Plan, which the Board terminated at the end of 1996, a director retiring with ten or more years of service receives an annual pension, payable for life, equal to the annual retainer in effect on the retirement date. A director retiring with more than five but less than ten years of service receives a proration of the ten-year amount. Benefits begin on the later of the director's sixty-fifth birthday or retirement from the Board. Directors also will receive certain lump-sum payments in the event of a change of control as described in the

Retirement Plan. We have established a trust to ensure payment of benefits under this plan. Current directors who were covered by the Retirement Plan will receive benefits upon their retirement based on the value of their vested benefits at the Retirement Plan's termination.

                           Ownership of Common Stock

Directors and Executive Officers

    The following table shows how much of the common stock of SPX and of the Class B common stock of Inrange Technologies Corporation, which is a publicly traded subsidiary of SPX, the named executive officers, the directors and all executive officers and directors as a group beneficially owned as of January 31, 2002. The named executive officers are the Chief Executive Officer and the four other most highly compensated executive officers based on compensation earned during 2001.

    Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. The numbers of SPX shares beneficially owned by Messrs. Blystone, O'Leary, Kearney, Foreman and Kling and by all directors and executive officers as a group include shares held in the SPX Corporation Retirement Savings and Stock Ownership Plan. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

    The percent of SPX common stock owned is based on 40,546,084 shares outstanding as of January 31, 2002. The percent of Inrange Class B common stock owned is based on 8,855,000 shares outstanding as of the same date. The percent of Inrange voting power is based on 75,633,333 shares of Class A common stock with five votes per share and 8,855,000 shares of Class B common stock with one vote per share.

------------------------------------------------------------------------------------
                          Shares of
                         Common Stock     Options                           Percent
Named Executive          Beneficially   Exercisable               Percent  of Voting
Officers and Directors      Owned      Within 60 Days   Total     of Class   Power
------------------------------------------------------------------------------------
John B. Blystone
  SPX Common Stock         17,305(1)    1,251,153     1,268,458     3.0      3.0
  Inrange Class B Common   10,000         700,000       710,000     7.4        *
------------------------------------------------------------------------------------
J. Kermit Campbell
  SPX Common Stock          6,605           8,912        15,517       *        *
  Inrange Class B Common   10,000           7,000        17,000       *        *
------------------------------------------------------------------------------------
Sarah R. Coffin
  SPX Common Stock          2,890          10,906        13,796       *        *
  Inrange Class B Common   10,000           7,000        17,000       *        *
------------------------------------------------------------------------------------
Frank A. Ehmann
  SPX Common Stock          5,368          14,638        20,006       *        *
  Inrange Class B Common   10,000           7,000        17,000       *        *

--------------------------------------------------------------------------------------------
                                  Shares of
                                 Common Stock     Options                           Percent
Named Executive                  Beneficially   Exercisable               Percent  of Voting
Officers and Directors              Owned      Within 60 Days   Total     of Class   Power
--------------------------------------------------------------------------------------------
Robert B. Foreman
  SPX Common Stock                  1,212          45,536        46,748       *        *
  Inrange Class B Common            3,500          70,000        73,500       *        *
--------------------------------------------------------------------------------------------
Emerson U. Fullwood
  SPX Common Stock                      0           6,000         6,000       *        *
  Inrange Class B Common           10,000           7,000        17,000       *        *
--------------------------------------------------------------------------------------------
Charles E. Johnson II
  SPX Common Stock                 47,886(2)        9,948        57,834       *        *
  Inrange Class B Common            5,000           7,000        12,000       *        *
--------------------------------------------------------------------------------------------
Christopher J. Kearney
  SPX Common Stock                 14,778(3)       82,347        97,125       *        *
  Inrange Class B Common           10,000          70,000        80,000       *        *
--------------------------------------------------------------------------------------------
Lewis M. Kling
  SPX Common Stock                  3,981(4)       37,745        41,726       *        *
  Inrange Class B Common           10,000          70,000        80,000       *        *
--------------------------------------------------------------------------------------------
Patrick J. O'Leary
  SPX Common Stock                 20,028         115,939       135,967       *        *
  Inrange Class B Common           10,000         200,000       210,000     2.3        *
--------------------------------------------------------------------------------------------
David P. Williams
  SPX Common Stock                  7,026           9,774        16,800       *        *
  Inrange Class B Common           10,000           7,000        17,000       *        *
--------------------------------------------------------------------------------------------
All directors and executive
officers as a group (13 persons)
  SPX Common Stock                 155,416       1,662,189    1,817,605      4.3      4.3
  Inrange Class B Common           108,500       1,222,000    1,330,500     13.2        *
--------------------------------------------------------------------------------------------

 * Less than 1.0.

(1) Does not include 190 shares held by The Blystone Foundation as to which Mr. Blystone disclaims beneficial ownership. Mr. Blystone, his wife and Mr. Kearney are directors of The Blystone Foundation.

(2) Includes 20,040 shares owned by Mr. Johnson's wife.

(3) Does not include 321 shares owned by Mr. Kearney's sons as to which Mr. Kearney disclaims beneficial ownership.

(4) Includes 235 shares owned by Mr. Kling's wife.

Other Principal SPX Stockholders

    This table shows, as of January 31, 2002, the only stockholder other than directors and named executive officers that we know to be a beneficial owner of more than 5% of SPX common stock based on information filed with the SEC on
Schedule 13G. The percent of class held is based on 40,546,084 shares of SPX common stock outstanding on that date.

                Name and Address        Amount of       Percent
               of Beneficial Owner Beneficial Ownership of Class
               -------------------------------------------------
               Citigroup Inc.           2,428,617(1)      6.0
                399 Park Avenue
                New York, NY 10043

(1) Citigroup Inc. is the sole stockholder of Salomon Smith Barney Holdings, which is the sole stockholder of SSB Citi Fund Management LLC. Citigroup and Salomon Smith Barney Holdings each have shared voting and dispositive power with respect to all 2,428,617 of the shares, and SSB Citi Fund has shared voting and dispositive power with respect to 2,309,211 of the shares.

                      Section 16(a) Beneficial Ownership
                             Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires that SPX's executive officers, directors and 10% stockholders file reports of ownership and changes of ownership of SPX common stock with the SEC. Based on a review of copies of these reports provided to us and written representations from executive officers and directors, we believe that all filing requirements were met during 2001, except that Mr. Johnson filed a late Form 4 reporting one transaction, and Mr. Blystone had one transaction that should have been reported on a Form 5 that was not filed. Instead, Mr. Blystone's transaction was subsequently reported by amending the Form 4 for the month in which the transaction occurred.

                            Executive Compensation

    This table summarizes the compensation for the Chief Executive Officer and the other four most highly compensated executive officers of SPX.

                             Summary Compensation

                                                                 Long-Term
                                                                Compensation
                                        Annual Compensation        Awards
------------------------------------------------------------------------------
                                                                 Securities
             Name and                                            Underlying      All Other
        Principal Position          Year   Salary      Bonus     Options(1)   Compensation(2)
---------------------------------------------------------------------------------------------
John B. Blystone                    2001  $1,150,000 $3,196,252    152,333       $158,923
  Chairman, President and           2000     900,000  1,962,720  1,185,485        152,592
  Chief Executive Officer                                          700,000(3)
                                    1999     775,000  1,951,836  1,114,593        109,305
---------------------------------------------------------------------------------------------
Patrick J. O'Leary                  2001  $  600,000 $1,270,246     77,336       $ 72,126
  Vice President Finance, Treasurer 2000     479,028    865,589    576,984         69,572
  and Chief Financial Officer                                      200,000(3)
                                    1999     400,000    798,849    535,000         43,960
---------------------------------------------------------------------------------------------
Christopher J. Kearney              2001  $  350,000 $  626,821     46,434       $ 58,136
  Vice President, Secretary and     2000     300,000    471,817    288,895         44,025
  General Counsel                                                   70,000(3)
                                    1999     280,000    460,487     29,925         30,179
---------------------------------------------------------------------------------------------
Robert B. Foreman (4)               2001  $  350,000 $  549,669     26,320       $ 72,047
  Vice President, Human Resources   2000     300,000    355,940    275,000         44,418
                                                                    70,000(3)
                                    1999     165,000    361,869    150,000         86,754
---------------------------------------------------------------------------------------------
Lewis M. Kling                      2001  $  350,000 $  633,444     25,000       $ 71,053
  Vice President, Communications    2000     265,000    542,261    276,911         44,549
  and Technology Systems                                            70,000(3)
                                    1999     250,000    510,792     30,000         18,788

(1) Consists of options to acquire SPX common stock, except as otherwise indicated.
(2) All Other Compensation consists of matching contributions to the SPX 401(k) plan and, for the following individuals, relocation expenses as indicated:
    Mr. Blystone, $3,633; Mr. Kearney, $17,040; and Mr. Foreman, $36,750.
(3) Consists of options to acquire Class B common stock of Inrange Technologies Corporation.
(4) Mr. Foreman joined SPX on May 10, 1999.

                             Option Grants in 2001

    This table gives information relating to SPX option grants during 2001 that were made to the executive officers listed in the Summary Compensation Table. These individuals did not receive grants of Inrange options during 2001.

                                              Individual Grants
                       ----------------------------------------------------------------
                                   Percent of
                                     Total                        Vesting
                       Securities   Options            Exercise  Date When               Grant
                       Underlying  Granted to           Price     Option                 Date
                        Options    Employees  Date of    Per       First    Expiration  Present
         Name           Granted     in 2001    Grant    Share   Exercisable    Date    Value (1)
-------------------------------------------------------------------------------------------------
John B. Blystone         65,000       5.96      1/2/01  $96.88     1/2/02     1/1/11   $2,976,192
                         27,321(2)    2.50     3/14/01   95.13    3/14/01     1/1/08    1,228,365
                         26,892(2)    2.46     3/14/01   95.13    3/14/01     1/3/09    1,209,077
                          6,764(2)    0.62     5/11/01  117.75    5/11/01    1/13/07      366,029
                          8,601(2)    0.79     5/17/01  123.00    5/17/01    1/13/07      485,484
                         17,755(2)    1.63     5/17/01  123.00    5/17/01     1/1/08    1,032,141
-------------------------------------------------------------------------------------------------
Patrick J. O'Leary       35,000       3.21      1/2/01  $96.88     1/2/02     1/1/11   $1,602,565
                         14,711(2)    1.35     3/14/01   95.13    3/14/01     1/1/08      661,414
                          5,017(2)    0.46     3/23/01   92.95    3/23/01     1/3/09      220,497
                          9,256(2)    0.85     9/17/01  100.78    9/17/01     1/3/09      440,871
                          7,370(2)    0.68    10/22/01  100.02   10/22/01    1/13/06      291,596
                          5,982(2)    0.55    10/22/01  100.02   10/22/01     1/1/08      282,779
-------------------------------------------------------------------------------------------------
Christopher J. Kearney   25,000       2.29      1/2/01  $96.88     1/2/02     1/1/11   $1,144,689
                          1,944(2)    0.18     3/28/01   93.08    3/28/01     1/1/08       85,520
                         10,445(2)    0.96     3/28/01   93.08    3/28/01     1/3/09      459,492
                          9,045(2)    0.83    10/22/01  100.02   10/22/01     1/1/08      427,572
-------------------------------------------------------------------------------------------------
Robert B. Foreman        25,000       2.29      1/2/01  $96.88     1/2/02     1/1/11   $1,144,689
                            586(2)    0.05     5/10/01  116.68    5/10/01     5/9/09       32,315
                            734(2)    0.07    11/12/01  106.43   11/12/01     5/9/09       36,921
-------------------------------------------------------------------------------------------------
Lewis M. Kling           25,000       2.29      1/2/01  $96.88     1/2/02     1/1/11   $1,144,689

(1) The estimated grant date present value of each option granted is calculated using the Black-Scholes model. The model assumes: (a) an expected option term of six years, or the remaining option term, if less; (b) a 4.72% interest rate, which was the average yield on six-year government bonds during the year; (c) a stock volatility of 0.413, which was SPX's historical volatility at the beginning of the year, based on six years of monthly price and dividend data; and (d) a 0% dividend yield. The model does not adjust for vesting requirements, non-transferability or forfeiture risk.

(2) These options were granted as "reload options" to replace shares surrendered in payment of the exercise price and withholding tax obligations with respect to option exercises. Under the terms of the plan, the shares surrendered become available for reissuance. Therefore, the surrender of shares and the corresponding issuance of "reload options" have no net effect on the number of shares available for issuance under the plan.

    The options listed in the preceding table were granted on the dates indicated. All of the SPX options were granted pursuant to the SPX Corporation 1992 Stock Compensation Plan, except the grant made to Mr. O'Leary on October 22, 2001 as to 7,370 shares. The options granted under the plan are non-qualified options with a ten-year term. The exercise price for options granted under the plan equals the fair market value of SPX stock on the date the options were granted. The options vest as to one-third of the shares underlying the option on each of the first, second and third anniversaries of the grant date. Upon exercise, the executive officer may surrender some of the shares of SPX stock he or she received, or may surrender already owned shares in order to pay the exercise price and withholding tax obligations and receive a "reload option" for the number of shares surrendered. A reload option has an exercise price equal to the then current market value, is fully vested when granted, and expires at the same time that the exercised option would have expired. The SPX grants shown above, other than the January 2, 2001 grants, were reload options.

                         Option Exercises in 2001 and
                          2001 Year-End Option Values

    We designed our Stock Compensation Plan to encourage employees to exercise their options and convert their options into share ownership. This table provides information regarding the exercise of options during 2001 by the CEO and the other four most highly compensated executives. The "value realized" is the difference between the option exercise price and the price of SPX common stock or Inrange Class B common stock on the date of exercise multiplied by the number of shares subject to the option. The "value of unexercised in-the-money options at year end 2001" is the difference between the option exercise price and $136.90 (the price of SPX common stock on the last trading day of the year) or $12.35 (the price of Inrange Class B common stock on the last trading day of the year) multiplied by the number of shares underlying the option. An option is in-the-money if the market value of the common stock subject to the option is greater than the exercise price.

                                                Securities Underlying     Value of Unexercised
                                               Unexercised Options at    In-the-Money Options at
                         Shares                     Year End 2001             Year End 2001
                       Acquired on   Value    ----------------------------------------------------
         Name           Exercise    Realized  Exercisable Unexercisable Exercisable Unexercisable
-------------------------------------------------------------------------------------------------
John B. Blystone
  SPX Options            102,447   $2,862,128   164,486     3,162,500   $2,981,825   $82,220,625
  Inrange Options              0           --   700,000             0           --            --
-------------------------------------------------------------------------------------------------
Patrick J. O'Leary
  SPX Options             50,048   $1,380,077    69,272     1,287,500   $2,196,125   $19,296,700
  Inrange Options              0           --   200,000             0           --            --
-------------------------------------------------------------------------------------------------
Christopher J. Kearney
  SPX Options             25,817     $773,900    49,013       412,500   $1,867,343    $9,583,000
  Inrange Options              0           --    70,000             0           --            --
-------------------------------------------------------------------------------------------------
Robert B. Foreman
  SPX Options              1,618      $61,006    24,702       425,000   $1,519,555    $9,505,813
  Inrange Options              0           --    70,000             0           --            --
-------------------------------------------------------------------------------------------------
Lewis M. Kling
  SPX Options             27,110   $1,795,538     1,911       315,000      $38,029    $3,598,375
  Inrange Options              0           --    70,000             0           --            --
-------------------------------------------------------------------------------------------------

                                 Pension Plans

    You can determine the annual pension benefits payable to the executive officers named in the Summary Compensation Table from the table below. Their estimated years of credited service at normal retirement age are as follows:
Mr. Blystone, 23 years; Mr. O'Leary, 26 years; Mr. Kearney, 23 years; Mr. Foreman, 23 years; and Mr. Kling, 13 years. Covered compensation is based on salary and bonus as shown in the Summary Compensation Table.

      --------------------------------------------------------------------
                                 Years of Credited Service
                   -------------------------------------------------------
      Final Three-
      Year Average
      Compensation  15 Years   20 Years   25 Years   30 Years   35 Years
      -------------------------------------------------------------------
        $200,000   $  120,000 $  120,000 $  120,000 $  120,000 $  120,000
         300,000      180,000    180,000    180,000    180,000    180,000
         400,000      240,000    240,000    240,000    240,000    240,000
         500,000      300,000    300,000    300,000    300,000    300,000
         600,000      360,000    360,000    360,000    360,000    360,000
         700,000      420,000    420,000    420,000    420,000    420,000
         800,000      480,000    480,000    480,000    480,000    480,000
         900,000      540,000    540,000    540,000    540,000    540,000
       1,000,000      600,000    600,000    600,000    600,000    600,000
       1,200,000      720,000    720,000    720,000    720,000    720,000
       1,400,000      840,000    840,000    840,000    840,000    840,000
       1,600,000      960,000    960,000    960,000    960,000    960,000
       1,800,000    1,080,000  1,080,000  1,080,000  1,080,000  1,080,000
       2,000,000    1,200,000  1,200,000  1,200,000  1,200,000  1,200,000
       2,200,000    1,320,000  1,320,000  1,320,000  1,320,000  1,320,000
       2,400,000    1,440,000  1,440,000  1,440,000  1,440,000  1,440,000
       2,600,000    1,560,000  1,560,000  1,560,000  1,560,000  1,560,000
      -------------------------------------------------------------------

    The annual retirement benefits are computed on the basis of a joint and 100% survivor annuity and may be reduced by the executive's primary Social Security benefit. The benefits shown in the table are payable from SPX's qualified pension plan and Supplemental Retirement Plan for officers and other key executives at the normal retirement age of 65. A participant may retire as early as age 55, but benefits payable at early retirement are subject to reductions from age 60 that approximate actuarial values.

                    Change-of-Control Severance Agreements

    We have entered into change-of-control severance agreements with our executive officers, including Messrs. O'Leary, Kearney, Foreman and Kling. In addition, we have entered into an employment agreement with Mr. Blystone that also includes change-of-control severance provisions. Mr. Blystone's employment agreement is described below under the heading "Employment Agreements". The change-of-control severance agreements for Messrs. O'Leary, Kearney, Foreman and Kling provide for the payment of compensation and benefits if the executive's employment terminates following a change of control. Under these agreements a change of control generally includes the acquisition by another person of 20% or more of the voting power of our securities (including in an exchange or tender offer), the sale of all or substantially all of our assets, certain mergers or consolidations (except where our stockholders continue to hold at least 80% of the voting power of the new or surviving entity), or a change in the majority of the Board within a two-year period.

    The agreements are effective for at least three years after execution. Thereafter, the agreements will be extended annually unless we give proper notice of our election not to extend. If a change of control occurs during the term of an agreement, the agreement will remain in effect for three years following the change of control.

    If an executive's employment terminates after a change of control, he or she generally will receive additional compensation only if the termination was by us without cause, by his or her election after 30 days following a change of control, or because of a reduction in salary, benefits or responsibilities. If an executive's employment terminates after a change of control, but not for one of these reasons, he or she generally will receive normal severance pay, certain accrued vested benefits, a prorated bonus, vacation pay, deferred compensation and amounts payable under the EVA Plan. An executive whose employment terminates after a change of control without cause or because of one of the reasons described above will receive the following additional benefits:
(1) three times his or her base salary and annual target bonus; (2) continued health care coverage for three years; (3) continued life insurance coverage for three years in an amount equal to twice his or her base salary and thereafter in an amount equal to one times base salary for the rest of his or her life;
(4) full vesting and three additional years of credit under our qualified pension plan, excess pension plan and supplemental retirement plan; (5) lump-sum payment under our supplemental retirement savings plan; (6) prorated award under the EVA Plan; (7) removal of any restrictions on restricted stock;
(8) payment of any federal excise taxes; and (9) reimbursement of legal and tax audit fees incurred as a result of the termination. We have established a trust to ensure payment of the compensation and benefits to all executives whose employment terminates after a change of control.

                             Employment Agreements

    We are party to an employment agreement with Mr. Blystone that provides for his employment through December 31, 2001, with an automatic three-year extension that is subject to early termination under certain circumstances. The employment agreement was automatically extended for three years on December 31, 2001. Under the agreement, we paid Mr. Blystone a base salary of $1,150,000 in 2001. During the term of his employment, he is eligible for an annual cash bonus based upon the terms of the bonus plan as in effect from time-to-time for our senior executives, as adopted by the Board of Directors and administered by the Compensation Committee. The terms of the EVA Plan as they affect Mr. Blystone may not be changed without his consent. Any annual bonus for Mr. Blystone must be based on a target award equal to 100% of his annual base salary midpoint.

    In connection with entering into this agreement, in February 1997, the Compensation Committee granted Mr. Blystone an option to purchase a total of 1,000,000 shares of SPX stock, at various exercise prices. The option has a ten-year term and no portion of the option vested prior to January 1, 2002. The option grant was not made under the 1992 Stock Compensation Plan. Mr. Blystone will continue to receive annual option awards under the 1992 Stock Compensation Plan and may receive additional non-plan grants.

    If Mr. Blystone voluntarily resigns or we terminate his employment for cause, he will receive the compensation and benefits earned to date, but will forfeit any options, restricted stock or other unvested benefits. If Mr. Blystone dies or is disabled, he will receive compensation and benefits earned and full payment of his individual bonus reserve balance under the EVA Plan. In addition, all options, restricted stock and other equity or incentive compensation awards will fully vest. Mr. Blystone's agreement provides for the payment of compensation and benefits following a change of control of SPX. For purposes of Mr. Blystone's agreement, a change of control includes the acquisition by another person of 20% or more of the voting power of our securities (including in an exchange or tender offer), the sale of all or substantially all of our assets, certain mergers or consolidations (except where our stockholders continue to hold at least 80% of the voting power of the new or surviving entity), or a change in the majority of the Board within a two-year period.

    If we terminate Mr. Blystone's employment without cause or if he resigns for good reason, he will receive certain items in addition to those described above. These items include: (1) a pro rata bonus payment for the year of termination; (2) a lump sum payment equal to three times his then annual salary and target bonus; (3) continuation of employee benefits and perquisites for the lesser of three years or until he obtains those benefits and perquisites from another employer; (4) vesting of benefits under our supplemental pension plan with credit for three additional years of service and the salary and bonus continuation reflected by the lump sum salary and bonus payments; (5) outplacement services; and (6) a stock depreciation right that obligates us to pay him the amount by which the average closing price of SPX common stock during the five trading days prior to the termination of his employment exceeds his gross selling price for shares of SPX common stock (including any shares acquired by option exercises) so long as he gives us written notice of his intention to sell within 20 days after termination. If any amounts or benefits Mr. Blystone receives are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, he also is entitled to an additional "gross-up" payment equal to the amount of the excise tax plus any taxes imposed on the gross-up payment.

                       Loans Associated with Relocation

    In connection with the relocation of our corporate headquarters to Charlotte, North Carolina, we offered each of our employees who is relocating the opportunity to borrow money from SPX, in varying amounts depending on level of employment, to finance the purchase of his or her primary residence in North Carolina. These loans are interest free, have a twenty-year term and are secured by a mortgage on the residence. The employee will repay the full principal amount at maturity, unless he or she terminates employment, in which case he or she must repay the loan in full within 180 days following termination.

    As of the date of this proxy statement, we have made relocation home loans to three of our executive officers, Messrs. O'Leary, Kearney and Foreman. The principal amount of each loan was $1,500,000, all of which is currently outstanding. These executives will not recognize any imputed income on their loans.

                      Death Benefit Plan for Key Managers

    As part of the total compensation package developed to assist us in attracting and retaining top quality managers, in 1985 we adopted a death benefit plan for certain key managers. As of December 31, 2001, 12 active key managers, including the officers named in the Summary Compensation Table, and 43 retired managers were participating in the plan. If a participant dies before retirement, his or her beneficiary will receive a payment that, when adjusted for income taxes, equals twice the amount of his or her base salary as of the date he or she died. If a participant dies after retirement, his or her beneficiary will receive a payment after adjustment for income taxes equal to one times his or her base salary as of the date of death.

                         Compensation Committee Report
                      on Executive Officers' Compensation

    The Compensation Committee of the Board of Directors is composed of four independent non-employee directors. The committee considers and approves SPX's compensation program for senior management, including executive officers. Key objectives of the committee are to: (1) attract and retain highly qualified executives to manage SPX and its operating divisions and (2) provide strong financial incentives for senior management to maximize value for SPX's stockholders. The committee believes that the total compensation program provides strong incentives to maximize stockholder value with a reasonable balance between SPX's need to retain strong senior management and the cost to stockholders.

    Executive compensation consists of base salary, an annual bonus opportunity under the EVA Incentive Compensation Plan and stock options.

Base Salary

    Each executive officer receives a base salary, which the Compensation Committee determines annually based on a periodic review of industry competitive market data. The committee studies the industry market data and uses it to guide them in the setting of officer pay, while factoring into account experience and performance. The committee most recently reviewed industry data in December 2001.

Annual Bonuses

    The EVA Incentive Compensation Plan provides for awards based on improvements in Economic Value Added (EVA). EVA is a measure of operating profit after the deduction of all costs, including the cost of SPX's debt and equity capital. An EVA Plan bonus has three components: (1) a target bonus; (2) the EVA improvement in excess of expected EVA improvement; and (3) a bonus bank.
    The annual bonus for a participant in the EVA Plan is the sum of his or her target bonus plus a share of the excess EVA improvement. Target bonuses are a percentage of the annual salary for each of the executive officer positions. In 2001, those percentages were 100% for the Chief Executive Officer and 60 to 75% for the other executive officers. The expected EVA improvement was $17.8 million in 2001 and will be $23.2 million in 2002. The excess EVA improvement may be a negative number if the actual amount of EVA improvement falls short of the expected EVA improvement. The CEO's share of excess EVA improvement was 4.4% in 2000 and 7.0% in 2001. The aggregate share for all other executive officers was 5.3% in 2000 and 7.2% in 2001.

    The amount of the bonus each executive officer earns is credited to his or her bonus bank balance. The maximum bonus payable to an executive equals the amount of his or her bonus bank, up to the amount of the target bonus, plus one-third of the amount remaining in the bonus bank. He or she automatically receives 80% of that amount and will receive the remaining 20% if he or she has attained individual performance goals. Any portion of the 20% that is not paid is forfeited and is not credited back to the bonus bank.

    The beginning balance of an executive officer's bonus bank for the following year equals the previous year's balance less the amount of the maximum bonus that he or she may receive. The executive officer receives no bonus when the bonus bank balance is negative. Negative bonus bank balances are carried forward to offset future bonuses. In the event of the death or disability of an executive officer, or a change of control, any positive bonus bank balance is paid to the executive officer.

Stock Options

    Executive officers may receive annual stock option grants based on a fixed number of shares of stock, without regard to the price of the stock at the time of grant. Under this fixed share approach, the number of shares granted is not increased to offset a decline in the stock price or decreased to offset an increase in stock price. In January 2001, the Compensation Committee granted stock options to the executive officers as shown in the table on page 13.

Compensation of the Chairman and Chief Executive Officer

    Mr. Blystone received compensation in 2001 in accordance with the terms of his employment agreement, which is described on page 16. He received an annual base salary of $1,150,000 and a bonus under the EVA Plan of $3,196,252.

    Mr. Blystone's EVA target bonus was 100% of his 2001 annual salary. Mr. Blystone received the maximum bonus available to him under the EVA Plan, 80% of which was paid automatically and 20% of which was paid upon the Compensation Committee's determination that he attained all of his personal performance goals for 2001.

    For 2001, Mr. Blystone's declared bonus was $4,803,317, based on a target bonus of $1,150,000 and the SPX corporate EVA Plan bonus multiple for 2001 of
4.1768. His declared bonus was credited to his bonus bank, which had a balance of $2,485,440 at the beginning of 2001.

    The EVA Plan pays a maximum of target bonus ($1,150,000) plus one-third of the remaining balance in his bonus bank ($2,046,252) for a total in 2001 of $3,196,252. The remainder of Mr. Blystone's bonus bank balance, $4,092,505, will be carried forward to 2002.

Deductibility of Compensation

    The policy of the Compensation Committee with respect to Section 162(m) of the Internal Revenue Code is to establish and maintain a compensation program that will optimize the deductibility of compensation. The Compensation Committee, however, reserves the right to use its judgment, where merited by the need for flexibility to respond to changing business conditions or by an executive officer's individual performance, to authorize compensation that may not, in a specific case, be fully deductible by SPX.

                                            Compensation Committee

                                            Frank A. Ehmann, Chairman
                                            J. Kermit Campbell
                                            Sarah R. Coffin
                                            David P. Williams

                              Company Performance

    This graph shows a five-year comparison of cumulative total returns for SPX, the S&P 500 Composite Index and the S&P Capital Goods Index. The graph assumes an initial investment of $100 on December 31, 1996 and the reinvestment of dividends.

                                    [CHART]

            SPX
        Corporation       S&P 500     S&P Capital Goods
1996     $ 100.00        $ 100.00        $ 100.00
1997     $ 178.46        $ 133.37        $ 126.56
1998     $ 173.29        $ 171.48        $ 144.36
1999     $ 209.01        $ 207.56        $ 186.13
2000     $ 279.82        $ 188.67        $ 192.72
2001     $ 354.08        $ 166.25        $ 170.60



                          1996    1997    1998    1999    2000    2001
       -----------------------------------------------------------------
       SPX Corporation   $100.00 $178.46 $173.29 $209.01 $279.82 $354.08
       -----------------------------------------------------------------
       S&P 500            100.00  133.37  171.48  207.56  188.67  166.25
       -----------------------------------------------------------------
       S&P Capital Goods  100.00  126.56  144.36  186.13  192.72  170.60
       -----------------------------------------------------------------

                            Audit Committee Report

    The Audit Committee of the SPX Board of Directors is composed of three directors who are independent, as defined in the listing standards of the New York Stock Exchange. The Audit Committee reviews SPX's financial reporting process on behalf of the Board of Directors and is responsible for ensuring the integrity of the financial information reported by SPX.

    Management is responsible for SPX's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. SPX's independent auditors, recommended by SPX management and approved by the committee, are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on SPX's financial statements.

    In this context, we have met and held discussions with management and Arthur Andersen LLP, SPX's independent auditors. Management represented to us that SPX's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the consolidated financial statements with management and the independent auditors. We discussed with the independent auditors matters required to be discussed by Statement of Auditing Standards No. 61 (Communication With Audit Committees), under which Arthur Andersen must provide us with additional information regarding the scope and results of its audit of SPX's financial statements.

    In addition, we have discussed with Arthur Andersen their independence from SPX and its management, including matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). Based on these discussions, and in light of the recent increased focus on maintaining auditor independence, the Audit Committee has decided to limit the retention of Arthur Andersen to audit and tax services.

    We discussed with SPX's internal and independent auditors the overall scope and plans for their respective audits. We met with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of SPX's internal controls, and the overall quality of SPX's financial reporting.

    In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in SPX's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                            Audit Committee:

                                            Charles E. Johnson II, Chairman
                                            J. Kermit Campbell
                                            Emerson U. Fullwood

                   Amendment of Certificate of Incorporation

    The Board of Directors approved an amendment to our Certificate of Incorporation to increase the number of shares of authorized common stock from 100,000,000 to 200,000,000. The Board recommends that you approve this amendment. The Board approved the amendment and restatement of Article Fourth, paragraph 1 to read as follows:

            1. Authorized Shares. The total number of authorized shares of stock of all classes which the Corporation shall have authority to issue is two hundred three million (203,000,000), of which three million (3,000,000) shall be shares of Preferred Stock, without par value, and two hundred million (200,000,000) shall be shares of Common Stock, par value $10 per share.

    As of March 8, 2002, the record date, there were             shares of
common stock issued and outstanding,             shares unissued and not
reserved for issuance, and              shares unissued but reserved for
issuance under outstanding options and other stock compensation arrangements.

    We will improve our flexibility when responding to future business needs and opportunities with the proposed increase in the number of authorized shares of common stock. We may issue the additional authorized shares for future acquisitions and for other corporate purposes that the Board deems advisable. If you approve the amendment, we may issue the additional shares without further action from you, except where laws or regulations require further approval.

    We do not intend to impede a change of control with the proposed increase in the number of authorized shares of common stock. We are not aware of any current efforts to effect a change of control. You should note, however, that the Board might issue the additional shares as a defense against a hostile takeover bid. The issuance of additional shares may dilute the stock ownership of a person or entity seeking to obtain control. In addition, the issuance of additional shares of common stock could result in a private placement with purchasers who might side with the Board if they chose to oppose a specific change of control.

    Our increase in the number of authorized shares of common stock is not intended to be an anti-takeover tactic; however, securities rules require that we disclose charter and by-laws provisions that could have an anti-takeover effect. Our Certificate of Incorporation or by-laws, like those of many publicly held companies, contain the following provisions: (1) stockholders may not take action by written consent; (2) a special meeting of stockholders may only be called by a majority of the Board, the Chairman or the President; (3) advance notice and the provision of certain information is required for stockholder proposals and for stockholder nomination of directors; and (4) the Board is divided into three classes and directors may be removed only for cause. These provisions allow the Board to place stock in friendly hands, delay or deter or otherwise impede the success of a hostile takeover.

    Delaware law permits cumulative voting, but our Certificate of Incorporation and our by-laws do not provide for cumulative voting.

    We do not have any plans, understandings, agreements or arrangements concerning the issuance of additional shares of common stock not previously authorized for issuance by the Board.

           The Board of Directors unanimously recommends a vote FOR the amendment of the Certificate of Incorporation.

           Amendment and Restatement of 1992 Stock Compensation Plan

    The Board of Directors approved the amendment and restatement of our 1992 Stock Compensation Plan to extend the period during which awards may be granted to December 31, 2011. This amendment will not increase the number of shares issuable under the Plan. The Board recommends that you approve this amendment. The following summary of the Plan describes the material features of the Plan; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Plan.

The Stock Option Plan Generally

    The Board originally adopted, and the stockholders approved, the Plan effective as of December 15, 1992. The Plan was amended and restated effective December 10, 1997 and amended effective August 26, 1998, April 26, 1999 and April 25, 2001. No awards may be granted under the Plan after December 15, 2002. The Board proposes to amend and restate the Plan to extend the period during which awards may be granted to December 31, 2011.

    Under the Plan, the Compensation Committee may grant stock-based incentives to key employees, including employees who are officers and members of the Board. Non-employee directors may not receive options under the Plan; however, prior to amendment of the Plan in 1996, non-employee directors were eligible to and did receive option grants under the Plan. Awards under the Plan may be in the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and performance units. The Compensation Committee has awarded 5,000 stock appreciation rights, but has never awarded restricted stock or performance units under the Plan.

Shares Available for the Plan

    We presently have 10,000,000 shares of common stock reserved for issuance under the Plan, of which approximately 4,521,058 shares remained available for future grants as of January 31, 2002. The number of shares underlying awards made to any one participant in a fiscal year may not exceed 2,000,000 shares. The number of shares that can be issued and the number of shares subject to outstanding options may be adjusted in the event of a stock split, stock dividend, recapitalization or other similar event affecting the number of shares of SPX's outstanding common stock. In that event, the Compensation Committee also may make appropriate adjustments to any stock appreciation rights, restricted stock or performance units outstanding under the Plan.

Plan Administration

    The Compensation Committee administers the Plan. Subject to the specific provisions of the Plan, the committee determines award eligibility, timing and the type, amount and terms of the awards. The committee also interprets the Plan, establishes rules and regulations under the Plan and makes all other determinations necessary or advisable for the Plan's administration.

Stock Options

    Options under the Plan may be either "incentive stock options," as defined under the tax laws, or non-qualified stock options. The per share exercise price may not be less than the fair market value of SPX common stock on the date the option is granted. The Compensation Committee may specify any period of time following the date of grant during which options are exercisable, so long as the exercise period is not more than 10 years. Incentive stock options are subject to additional limitations relating to such things as employment status, minimum exercise price, length of exercise period, maximum value of the stock underlying the options and a required holding period for stock received upon exercise of the option.

    Upon exercise, the option holder may pay the exercise price in several ways. He or she can pay: (1) in cash; (2) by tendering previously owned SPX common stock with a fair market value equal to the exercise price; (3) by directing us to withhold shares of SPX common stock with a fair market value equal to the exercise; (4) by delivering other approved property; or (5) by a combination of these methods. When a holder exercises options, the Compensation Committee may grant to him or her replacement options (sometimes called "reload options") under the Plan to purchase additional shares of SPX common stock. The number of shares subject to the replacement option would equal the number of shares delivered by the holder (or withheld by us) in satisfaction of the exercise price and the tax withholding obligations of the exercised option. Replacement options are non-qualified options and are subject to the same terms and conditions as the exercised option, except that the per share exercise price of the replacement option will equal the fair market value of SPX stock on the grant date of the replacement option.

    If a participant's employment terminates due to death, disability or retirement, all of his or her options under the Plan vest and become exercisable and will remain exercisable until their expiration date unless the Compensation Committee determines that a shorter period is appropriate. If employment terminates for any other reason, the committee will determine the length of time that the participant may exercise options that are exercisable at termination, but that period may not go beyond the expiration dates of the options.

Director Options

    Prior to the amendments to the Plan in 1996, each non-employee director received a grant of non-qualified options under the Plan upon joining the Board and, with certain exceptions, once a year thereafter in payment of his or her annual retainer. Although the 1996 amendments eliminated the grant of new director options, options to purchase 14,443 SPX shares are still outstanding.

Stock Appreciation Rights

    A stock appreciation right allows its holder to receive payment from us equal to the amount by which the fair market value of a share of SPX common stock exceeds the exercise price of the right on the exercise date. At the time of grant, we may establish a maximum amount per share payable upon exercise of a right. If a participant's employment terminates, his or her outstanding rights become exercisable under the guidelines described above for stock options.

    Under the Plan, the Compensation Committee can grant the rights in conjunction with the awarding of non-qualified stock options or on a stand-alone basis. If the committee grants a right with a non-qualified stock option award, then the holder can exercise the rights at any time during the life of the related option, but the exercise will proportionately reduce the number of his or her related non-qualified stock options. The holder can exercise stand-alone stock appreciation rights during a period no longer than ten years, as determined by the Compensation Committee. Upon exercise of a stand-alone right, we will pay the participant in cash.

Restricted Stock

    Restricted stock refers to shares of SPX common stock that are subject to restrictions on ownership for a certain period of time. During that time, the holder may not sell or otherwise transfer the shares, but he or she may vote the shares and is entitled to any dividend or other distribution. The shares become freely transferable when the restriction period expires. If a participant's employment terminates during the restriction period due to death, disability or normal retirement, all restrictions lapse. If employment terminates involuntarily or due to early retirement, the Compensation Committee can waive restrictions or add new restrictions on some or all of the participant's restricted shares. If the committee does not waive the restrictions or if employment terminates for any other reason, the participant forfeits his or her shares.

Performance Units

    The Compensation Committee may grant performance units in cash units or share units. Share units are equal in value to one share of SPX common stock. The committee sets the terms and conditions of each award, including the performance goals that its holder must attain and the various percentages of performance unit value to be paid out upon full or partial attainment of those goals. The committee also determines the payment that is due to the holder after the applicable performance period and whether the payment of the cash units and share units will be made in cash, in shares of SPX common stock, or in a combination of cash and stock.

Outstanding Options

    We cannot determine the number of shares that may be acquired under stock options that will be awarded under the Plan to the CEO and the other four most highly compensated executive officers. There are no stock appreciation rights, restricted stock awards or performance units outstanding under the Plan. On
March   , 2002, the last reported sale price of SPX common stock on the New
York Stock Exchange was $           per share. As of January 31, 2002, the
following options had been granted under the Plan:

---------------------------------------------------------------------------------
                              Name                               Number of Shares
---------------------------------------------------------------------------------

John B. Blystone                                                      632,251
  Chairman, President and Chief Executive Officer
---------------------------------------------------------------------------------

Patrick J. O'Leary                                                    251,008
  Vice President, Finance, Treasurer and Chief Financial Officer
---------------------------------------------------------------------------------

Christopher J. Kearney                                                190,254
  Vice President, Secretary & General Counsel
---------------------------------------------------------------------------------

Robert B. Foreman                                                     126,320
  Vice President, Human Resources
---------------------------------------------------------------------------------

Lewis M. Kling                                                        121,911
  Vice President, Communications and Technology Systems
---------------------------------------------------------------------------------

J. Kermit Campbell                                                     14,492
  Director Nominee
---------------------------------------------------------------------------------

Emerson U. Fullwood                                                         0
  Director Nominee
---------------------------------------------------------------------------------

All current executive officers                                      1,565,330
---------------------------------------------------------------------------------

All current directors who are not executive officers                   78,896
---------------------------------------------------------------------------------

All plan participants (other than current executive officers)       4,733,439
---------------------------------------------------------------------------------

Transferability

    The recipient of an award under the Plan generally may not pledge, assign, sell or otherwise transfer his or her stock options, stock appreciation rights, restricted stock or performance units other than by will or by the laws of descent and distribution. The Compensation Committee, however, adopted rules and procedures to allow participants in the Plan to transfer options to immediate family members or to certain trusts or partnerships.

Tax Consequences

    The holder of an award granted under the Plan may be affected by certain federal income tax consequences. Special rules may apply to individuals who may be subject to Section 16(b) of the Securities Exchange Act of 1934. The following discussion of tax consequences is based on current federal tax laws and regulations and you should not consider it to be a complete description of the federal income tax consequences that apply to participants in the Plan. Accordingly, information relating to tax consequences is qualified by reference to current tax laws.

    Incentive Stock Options. There are no federal income tax consequences associated with the grant or exercise of an incentive stock option, so long as the holder of the option was our employee at all times during the period beginning on the grant date and ending on the date three months before the exercise date. The "spread" between the exercise price and the fair market value of SPX common stock on the exercise date, however, is an adjustment for purposes of the alternative minimum tax. A holder of incentive stock options defers income tax on the stock's appreciation until he or she sells the shares.

    Upon the sale of the shares, the holder realizes a long-term capital gain (or loss) if he or she sells the shares at least two years after the grant date and has held them for at least one year. The capital gain (or loss) equals the difference between the sales price and the exercise price of the shares. If the holder disposes of the shares before the expiration of these periods, then he or she recognizes ordinary income at the time of sale (or other disqualifying disposition) equal to the lesser of (1) the gain he or she realized on the sale and (2) the difference between the exercise price and the fair market value of the shares on the exercise date. This ordinary income is treated as compensation for tax purposes. The holder will treat any additional gain as short-term or long-term capital gain, depending on whether he or she has held the shares for at least one year from the exercise date. If the holder does not satisfy the employment requirement described above, then he or she recognizes ordinary income (treated as compensation) at the time he or she exercises the option under the tax rules applicable to the exercise of a non-qualified stock option. We are entitled to an income tax deduction to the extent that an option holder realizes ordinary income.

    Non-Qualified Stock Options. There are no federal income tax consequences to us or to the recipient of a non-qualified stock option upon grant. Upon exercise, the option holder recognizes ordinary income equal to the spread between the exercise price and the fair market value of SPX stock on the exercise date. This ordinary income is treated as compensation for tax purposes. The basis in shares acquired by an option holder on exercise equals the fair market value of the shares at that time. The capital gain holding period begins on the exercise date. We receive an income tax deduction upon the exercise of a non-qualified stock option in an amount equal to the spread.

    Stock Appreciation Rights. There are no tax consequences associated with the grant of stock appreciation rights. Upon exercise, the holder of stock appreciation rights recognizes ordinary income in the amount of the appreciation paid to him or her. This ordinary income is treated as compensation for tax purposes. We receive a corresponding deduction in the same amount that the holder recognizes as income.

    Restricted Stock. The holder of restricted stock does not recognize any taxable income on the stock while it is restricted. When the restrictions lapse, the holder's taxable income (treated as compensation) equals the fair market value of the shares. The holder may, however, avoid the delay in computing the amount of taxable gain by filing with the Internal Revenue Service, within 30 days after receiving the shares, an election to determine the amount of taxable income at the time of receipt of the restricted shares.

    Performance Units. There are no tax consequences associated with the grant of performance units, but the holder recognizes ordinary income (treated as compensation) upon a payment on the performance units.

    Excise Taxes. Under certain circumstances, the accelerated vesting or exercise of options in connection with a change in control of SPX might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Internal Revenue Code. To the extent they are considered excess parachute payments, a participant in the Plan may be subject to a 20% excise tax and we may be unable to receive a tax deduction.

Plan Amendment and Termination

    Generally, the Board of Directors may terminate, amend or modify the Plan at any time without stockholder approval. Without stockholder approval, however, the Board may not: (1) materially increase the number of shares of SPX stock subject to the Plan; (2) materially increase the cost of the Plan; (3) materially increase the benefits to Plan participants; (4) change the provisions of the Plan relating to the option price; (5) extend the period during which awards may be granted; or (6) extend the maximum period during which a holder may exercise his or her stock appreciation rights. In addition, if any action that the Board proposes to take will have a significant adverse effect on any options outstanding under the Plan, then the affected option holders must consent to the action.

           The Board of Directors unanimously recommends a vote FOR the amendment and restatement of the 1992 Stock Compensation Plan.

                          Independent Public Auditor

    Arthur Andersen LLP has been our independent auditor since 1952. The Board has engaged Arthur Andersen as our auditor for 2002. Representatives of Arthur Andersen will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

    During fiscal year 2001, we retained our principal auditor, Arthur Andersen, to perform services in the following categories and amounts:

  Audit Fees                                                        $3,219,000

  All Other Fees
    Internal audit services                                         $1,212,000
    Financial and tax due diligence
      United Dominion acquisition                                    2,876,000
      Other                                                          1,258,000
    Tax services, primarily including tax compliance and planning    2,612,000
    Other                                                              725,000
                                                                    ----------
        Total other fees                                            $8,683,000

    We did not retain Arthur Andersen for financial information systems, design and implementation during 2001. A substantial amount of "All Other Fees" relates to services traditionally provided by auditors, such as, but not limited to, registration statement filings, accounting research and other services. The Audit Committee has considered whether the provision of non-audit services by our principal auditor is compatible with maintaining auditor independence.

                          Annual Report on Form 10-K

    A copy of our Annual Report on Form 10-K for the year ended December 31, 2001, without exhibits, is enclosed with this proxy statement. You may obtain a copy of the exhibits described in the Form 10-K for a fee upon request. Please contact Tina Betlejewski, Manager of Corporate Communications, SPX Corporation, 2300 One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28202-6039.

                                 SPX CORPORATION
                          2002 STOCK COMPENSATION PLAN


SECTION 1.   ESTABLISHMENT, PURPOSES AND EFFECTIVE DATE OF PLAN

     1.1.    Establishment. SPX Corporation, a Delaware corporation, has
             -------------
previously established the SPX Corporation 1992 Stock Compensation Plan (the "Plan") to provide for the award of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock and Performance Units to eligible individuals. Since its establishment, the Plan has been amended from time to time.

     1.2.    Purpose. The purpose of the Plan is to advance the interests of the
             -------
Company and its Subsidiaries and divisions by (a) encouraging and providing for the acquisition of equity interests in the Company by Key Employees, thereby increasing the stake in the future growth and prosperity of the Company, and furthering Key Employees' identity of interest with those of the Company's shareholders, and (b) enabling the Company to compete with other organizations in attracting, retaining, promoting and rewarding the services of Key Employees.

     1.3.    Effective Date and Name Change. The following provisions constitute
             ------------------------------
an amendment and restatement of the Plan, effective as of January 1, 2002 (the "Effective Date"), which on and after such date shall be known as the "SPX Corporation 2002 Stock Option Plan."

SECTION 2.   DEFINITIONS.

2.1. Definitions.  Whenever used herein, the following terms shall have their
     -----------
respective meanings set forth below:

     (a)     "Board" means the Board of Directors of the Company.

     (b)     "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Committee" means the Compensation Committee of the Board, which shall consist of not less than three persons appointed by the Board from among those Board members who are not employees of the Company or any of its subsidiaries or divisions. The Committee shall administer the Plan pursuant to the provisions of Section 4.

     (d) "Common Stock" means the Common Stock, par value $10.00, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Subsection 5.3.

     (e)     "Company" means SPX Corporation, a Delaware corporation.

     (f) "Fair Market Value" means, as to any date, the fair market value of Common Stock determined by such methods or procedures as shall be established from time to time by the Committee or, if not otherwise determined, fair market value means the closing price of a share of Common Stock as reported in the "NYSE-Composite Transactions" section of the Midwest Edition of The Wall Street Journal for such date (or, if no prices are quoted for such date, on the next preceding date on which such prices of Common Stock are so quoted).

     (g) "Key Employee" means an employee of the Company or of a Subsidiary, including an officer or director, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of the Company or a Subsidiary. Key Employees also may include those employees identified by the Committee to be in situations of extraordinary performance, promotion, retention or recruitment. The awarding of a grant under this Plan to an employee by the Committee shall be deemed a determination by the Committee that such employee is a Key Employee.

     (h) "Mature Common Stock" means Common Stock that has been acquired by the holder thereof on the open market or that has been acquired pursuant to this Plan or another employee benefit arrangement of the Company and held for at least six months.

     (i) "Options" means the right to purchase stock at a stated price for a specified period of time. For purposes of the Plan an Option may be either (a) an "incentive stock option" within the meaning of Code Section 422, or (b) a "nonqualified stock option" which is intended not to fall under the provisions of Code Section 422.

     (j) "Option Price" means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with Subsection 7.3.

     (k) "Participant" means any individual designated by the Committee to participate in this Plan pursuant to Subsection 3.1.

     (l) "Period of Restriction" means the period during which the transfer of shares of Restricted Stock is restricted pursuant to Section 9.

     (m) "Restricted Stock" means the Common Stock granted to a Participant pursuant to Section 9.

     (n) "Stock Appreciation Right" means the right to receive a cash payment from the Company equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise of the Right over a specified price fixed by the Committee at grant (exercise price), which shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option Price.

     (o) "Subsidiary" means a corporation at least 50% or more of the voting power of which is owned, directly or indirectly, by the Company.

     2.2.    Gender and Number.  Except when otherwise indicated by the context,
             -----------------
words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3.   ELIGIBILITY AND PARTICIPATION

     Participants in the Plan shall be selected by the Committee from among those employees of the Company who are considered Key Employees.

SECTION 4.   ADMINISTRATION

     4.1.    Administration. The Plan shall be administered by a Committee to be
             --------------
known as the "Compensation Committee," which shall consist of not less than three directors of the Company designated by the Board; provided, however, that no director who is an employee of the Company, a Subsidiary or a division shall be appointed to the Committee. For purposes of any award granted under the Plan by the Committee that is intended to be exempt from the restrictions of Section 16(b) of the Securities Exchange Act of 1934 (the "Act"), the Committee shall consist only of directors who qualify as "non-employee directors," as defined in Rule 16b-3 under the Act. For purposes of any award granted under the Plan by the Committee that is intended to qualify for the performance-based compensation exemption to the $1 million deductibility limit under Code Section 162(m), the Committee shall consist only of directors who qualify as "outside directors," as defined in Code Section 162(m) and the related regulations. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of the majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the unanimous written consent of its members.

     The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it deems necessary to determine eligibility to participate in the Plan and for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries and divisions, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

SECTION 5.   STOCK SUBJECT TO PLAN

     5.1.    Number. The total number of shares of Common Stock of the Company
             ------
subject to issuance under the Plan, and subject to adjustment upon occurrence of any of the events indicated in Subsection 5.3, may not exceed 10,000,000. Of this total number, up to 200,000 shares of Common Stock may be granted to Participants in the form of Restricted Stock. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock not reserved for any other purpose. The maximum aggregate number of shares of Common Stock (including Options, Restricted Stock, Stock Appreciation Rights and

Performance Units to be paid out in shares of Common Stock) that may be granted or that may vest with respect to awards granted in any one fiscal year to a Participant shall be 2,000,000, subject to adjustment upon the occurrence of any of the events indicated in Subsection 5.3.

     5.2.    Unused Stock. In the event any shares of Common Stock that are
             ------------
subject to an Option which, for any reason, expires, terminates or is canceled as to such shares, or any shares of Common Stock subject to a Restricted Stock award made under the Plan are reacquired by the Company pursuant to the Plan, or any Stock Appreciation Right expires unexercised, such shares and rights again shall become available for issuance under the Plan. Any shares of Common Stock withheld or tendered to pay withholding taxes pursuant to Subsection 15.2 or withheld or tendered in full or partial payment of the exercise price of an Option pursuant to Subsection 7.6 shall again become available for issuance under the Plan. The shares that become available for new awards under this
Section 5.2 shall include shares with respect to awards that were issued prior to the Effective Date, to the extent that such awards expire, terminate, are cancelled or are otherwise settled without the issuance of shares of Common Stock after the Effective Date.

     5.3.    Adjustment in Capitalization. In the event of any change in the
             ----------------------------
outstanding shares of Common Stock that occurs after ratification of the Plan by the shareholders of the Company by reason of a Common Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock subject to each outstanding Option, and its stated Option Price, shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Committee also shall have discretion to make appropriate adjustments in the number and type of shares subject to Restricted Stock grants then outstanding under the Plan pursuant to the terms of such grants or otherwise. The Committee also shall make appropriate adjustments in the number of outstanding Stock Appreciation Rights and Performance Units and the related grant values.

SECTION 6.   DURATION OF PLAN

     The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Section 14 hereof, until all Common Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. However, no Option, Stock Appreciation Right, Restricted Stock or Performance Unit may be granted under the Plan on or after January 1, 2012, which is the tenth anniversary of the Plan's Effective Date.

SECTION 7.   STOCK OPTIONS

     7.1.    Grant of Options. Subject to the provisions of Sections 5 and 6,
             ----------------
Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee also shall determine whether an Option is an incentive stock option within the meaning of Code Section 422, or a nonqualified stock option. However, in no event shall the Fair Market Value (determined at the date of grant) of Common Stock for which incentive stock options become exercisable for the first time in any calendar year exceed $100,000, computed in accordance with Code Section 422(b)(7). In addition, no incentive stock option shall be granted to any person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. Nothing in this
Section 7 shall be deemed to prevent the grant of nonqualified stock options in excess of the maximum established by Code Section 422.

     7.2.    Option Agreement.  Each Option shall be evidenced by an Option
             ----------------
Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other provisions as the Committee shall determine. The Option Agreement shall specify whether the Option is intended to be an incentive stock option within the meaning of Code Section 422, or a nonqualified stock option which is intended not to fall under the provisions of Code Section 422. To the extent that an Option designated as an incentive stock option does not meet the requirements of Code Section 422, it will be treated as a nonqualified stock option under the Plan.

     7.3.    Option Price.  The Option Price shall be determined by the
             ------------
Committee. However, no Option granted pursuant to the Plan shall have an Option Price that is less than the Fair Market Value of the Common Stock on the date the Option is granted.

     7.4.    Duration of Options.  Each Option shall expire at such time as the
             -------------------
Committee shall determine at the time it is granted, provided, however, that no Option shall be exercisable later than the tenth anniversary of its grant date.

     7.5.    Exercise of Options.  Options granted under the Plan shall be
             -------------------
exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.

     7.6.    Method of Exercise and Payment of Option Price.  Options shall be
             ----------------------------------------------
exercised pursuant to the methods and procedures as shall be established from time to time by the Committee. The Committee shall determine the acceptable form or forms and timing of payment of the Option Price. Acceptable forms of paying the Option Price upon exercise of any Option shall include, but not be limited to, (a) cash or its equivalent, (b) tendering shares of previously acquired Mature Common Stock having a Fair Market Value at the time of exercise equal to the total Option Price, (c) directing the Company to withhold shares of Common Stock, which may include attesting to the ownership of the equivalent number of shares of previously-acquired Mature Common Stock having a Fair Market Value at the time of exercise equal to the total Option Price, (d) other approved property or (e) by a combination of (a), (b), (c) and/or (d). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable, after Option exercise and payment, the Company shall deliver to the Participant Common Stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant's name.

     7.7.    Restrictions on Common Stock Transferability.  The Committee shall
             --------------------------------------------
impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Common Stock are then listed and under any blue sky or state securities laws applicable to such shares.

     7.8.    Termination of Employment Due to Death, Disability or Retirement.
             ----------------------------------------------------------------
In the event the employment of a Participant is terminated by reason of death, any outstanding Options shall become immediately fully vested and exercisable within such period following the Participant's death as shall be determined by the Committee, but in no event beyond the expiration of the term of the Option, by such person or person as shall have acquired the Participant's rights under the Option by will or by the laws of descent and distribution. In the event the employment of a Participant is terminated by reason of retirement or disability (as such terms are defined under the applicable rules of the Company), any outstanding Options shall become immediately fully vested and exercisable within such period after such date of termination of employment as shall be determined by the Committee, but in no event beyond the expiration of the term of the Option.

     7.9.    Termination of Employment Other Than for Death, Disability or
             -------------------------------------------------------------
Retirement.  If the employment of the Participant terminates for any reason
----------
other than death, disability or retirement, the Participant shall have the right to exercise the Option within such period after the date of his termination as shall be determined by the Committee, but in no event beyond the expiration of the term of the Option and only to the extent that the Participant was entitled to exercise the Option at the date of his termination of employment. Regardless of the reasons for termination of employment, incentive stock options must be exercised within the Code Section 422 prescribed time period in order to receive the favorable tax treatment applicable thereto.

     7.10.   Nontransferability of Options.  Except as provided in this
             -----------------------------
Subsection 7.10, no Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. Under such rules and procedures as the Committee may establish, the holder of an Option may transfer such Option to members of the holder's immediate family (i.e., children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that (i) the agreement, if any, with respect to such Option, expressly so permits or is amended to so permit,
(ii) the holder does not receive any consideration for such transfer, and (iii) the holder provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Options held by any transferees shall be subject to the same terms and conditions that applied immediately prior to their transfer. The Committee may also amend the agreements applicable to any outstanding Options to permit such transfers. Any Option not granted pursuant to any agreement expressly permitting its transfer or amended expressly to permit its transfer shall not be transferable. Such transfer rights shall in no event apply to any incentive stock option.

     7.11.   Non-Qualified Replacement Options.  The Committee may grant to any
             ---------------------------------
Key Employee a replacement Option to purchase additional shares of Common Stock equal to the number of shares delivered by the Key Employee and/or withheld by the Company in satisfaction of the exercise price and/or tax withholding obligations with respect to an Option.

The terms of a replacement Option shall be identical to the terms of the exercised Option, except that the exercise price of each share under the Option shall be not less than the Fair Market Value of a share of Common Stock on the grant date of the replacement Option. At the discretion of the Committee, the Option Agreement for any Option under the Plan (including any previously granted and outstanding nonqualified stock option, where the applicable Option Agreement is appropriately amended) may provide for the automatic grant of such a replacement Option or for the automatic grants of multiple replacement Options over the term of the initial Option.

SECTION 8.   STOCK APPRECIATION RIGHTS

       8.1.  Grant of Stock Appreciation Rights. Subject to the terms and
             ----------------------------------
provisions of this Plan, Stock Appreciation Rights may be granted to Participants either independent of Options or in conjunction with nonqualified stock options at any time and from time to time as shall be determined by the Committee.

       8.2.  Exercise of Stock Appreciation Rights Granted in Conjunction with a
             -------------------------------------------------------------------
Nonqualified Option. Stock Appreciation Rights granted in conjunction with a
-------------------
nonqualified stock option may be exercised at any time during the life of the related stock option, with a corresponding reduction in the number of shares available under the Option. Option shares with respect to which the Stock Appreciation Right shall have been exercised may not again be subject to an Option under this Plan.

       8.3.  Exercise of Stock Appreciation Rights Granted Independent of
             ------------------------------------------------------------
Options. Stock Appreciation Rights granted independent of Options may be
-------
exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes on the Stock Appreciation Right including, but not limited to, a corresponding proportional reduction in previously granted Options.

       8.4.  Payment of Stock Appreciation Right Amount. Upon exercise of a
             ------------------------------------------
Stock Appreciation Right, the holder shall be entitled to receive payment of an amount (subject to Subsection 8.5 below) determined by multiplying:

       (a) The difference between the Fair Market Value of a share of Common Stock at the date of exercise over the price fixed by the Committee at the date of grant, by

       (b) The number of shares with respect to which the Stock Appreciation Right is exercised.

       8.5.  Form of Payment. Payment to the Participant, upon the exercise of a
             ---------------
Stock Appreciation Right, will be made in cash.


       8.6.  Limit on Appreciation. The Committee, in its sole discretion, may
             ---------------------
establish (at the time of grant) a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.

       8.7. Term of Stock Appreciation Right. The term of a Stock Appreciation
            --------------------------------
Right granted under the Plan shall not exceed ten years.

       8.8. Termination of Employment. In the event that the employment of a
            -------------------------
Participant is terminated by reason of death, disability or retirement, or for any other reason, the exercisability of any outstanding Stock Appreciation Rights granted in conjunction with an Option shall terminate in the same manner as specified for their related Options under Subsections 7.8 and 7.9. The exercisability of any outstanding Stock Appreciation Rights granted independent of Options also shall terminate in the manner provided under Subsections 7.8 and 7.9.

       8.9. Nontransferability of Stock Appreciation Rights. No Stock
            -----------------------------------------------
Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

SECTION 9.  RESTRICTED STOCK

       9.1. Grant of Restricted Stock. Subject to the terms and provisions of
            -------------------------
this Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock to such Participants and in such amounts as it shall determine. It is contemplated that Restricted Stock grants will be made only in extraordinary situations of performance, promotion, retention or recruitment.

       9.2. Restricted Stock Agreement. Each Restricted Stock grant shall be
            --------------------------
evidenced by a Restricted Stock Agreement that shall specify the restriction period or periods, the number of Restricted Stock shares granted, and such other provisions as the Committee shall determine.

       9.3. Transferability. Except as provided in this Section 9, the shares of
            ---------------
Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

       9.4. Other Restrictions. The Committee shall impose such other
            ------------------
restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

       9.5. Certificate Legend. In addition to any legends placed on
            ------------------
certificates pursuant to Subsection 9.4, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

         "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the 1992 Stock Compensation Plan of SPX Corporation, rules and administration adopted pursuant to such Plan, and a Restricted Stock grant dated _____________________. A copy of the Plan, such rules and such Restricted Stock grant may be obtained from the Secretary of SPX Corporation."

         9.6.  Removal of Restrictions. Except as otherwise provided in this
               -----------------------
Section, shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Subsection 9.5 removed from his Common Stock certificate.

         9.7.  Voting Rights. During the Period of Restriction, Participants
               -------------
holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.

         9.8.  Dividends and Other Distributions. During the Period of
               ---------------------------------
Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

         9.9.  Termination of Employment Due to Retirement. In the event that a
               -------------------------------------------
Participant terminates his employment with the Company because of normal retirement (as defined under the then established rules of the Company), any remaining Period of Restriction applicable to the Restricted Stock pursuant to Subsection 9.3 shall automatically terminate and, except as otherwise provided in Subsection 9.4, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable. In the event that a Participant terminates his employment with the Company because of early retirement (as defined under the then established rules of the Company), the Committee, in its sole discretion, may waive the restrictions remaining on any or all shares of Restricted Stock pursuant to Subsection 9.3 and add such new restrictions to those shares of Restricted Stock as it deems appropriate.

         9.10. Termination of Employment Due to Death or Disability. In the
               ----------------------------------------------------
event a Participant's employment is terminated because of death or disability (as defined under the then established rules of the Company), any remaining Period of Restriction applicable to the Restricted Stock pursuant to Subsection
9.3 shall automatically terminate and, except as otherwise provided in Subsection 9.4, the shares of Restricted Stock shall thereby be free of restrictions and fully transferable.

         9.11. Termination of Employment for Reasons Other Than Death,
               -------------------------------------------------------
Disability or Retirement. In the event that a Participant terminates his
------------------------
employment with the Company for any reason other than those set forth in Subsections 9.9 and 9.10 during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that, in the event of an involuntary termination of the employment of a Participant by the Company, the Committee, in its sole discretion, may waive the automatic forfeiture of any or all such shares and may add such new restrictions to such shares of Restricted Stock as it deems appropriate.

SECTION 10.    PERFORMANCE UNITS

         Performance units may be granted subject to such terms and conditions as the Committee in its discretion shall determine. Performance units may be granted either in the form of cash units or in share units which are equal in value to one share of Common Stock or a combination thereof. The Committee shall establish the performance goals to be attained in respect of the performance units, the various percentages of performance unit value to be distributed upon the attainment, in whole or in part, of the performance goals and such other performance unit terms, conditions and restrictions as the Committee shall deem appropriate. As soon as practicable after the termination of the performance period, the Committee shall determine the payment, if any, which is due on the performance unit in accordance with the terms thereof. The Committee shall determine, among other things, whether the payment shall be made in the form of cash or shares of Common Stock, or a combination thereof.

SECTION 11.    BENEFICIARY DESIGNATION

         Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

SECTION 12.    RIGHTS OF EMPLOYEES

         12.1. Employment.     Nothing in the Plan shall interfere with or limit
               ----------
in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         12.2. Participation.  No employee shall have a right to be selected as
               -------------
a Participant, or, having been so selected, to be selected again as a Participant.

SECTION 13.    MERGER OR CONSOLIDATION

         13.1. Treatment of Options and Stock Appreciation Rights. Upon a
               --------------------------------------------------
dissolution or a liquidation of the Company, each Participant shall have the right to exercise any unexercised Options or Stock Appreciation Rights, whether or not then exercisable, subject to the provisions of the Plan immediately prior to such dissolution or liquidation. If not exercised within a reasonable time period, of not less than 30 days from the date of such dissolution or liquidation, as determined by the Committee, all outstanding Options and Stock Appreciation Rights shall terminate. In the event of a merger or consolidation in which the Company is not the surviving corporation, each Participant shall be offered a firm commitment whereby the resulting or surviving corporation will tender to the Participant new Options and Stock Appreciation Rights in the surviving corporation, with terms and conditions, both as to number of shares and otherwise, which will substantially preserve to the Participant the rights and benefits of the Options and Stock Appreciation Rights outstanding hereunder.

         13.2. Treatment of Restricted Stock. In the event of a dissolution or a
               -----------------------------
liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, all restrictions shall lapse on the shares of Restricted Stock granted under the Plan and thereafter such shares shall be freely transferable by the Participant, subject to applicable Federal or state securities laws.

SECTION 14.    AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

         The Board may at any time terminate, and from time to time may amend or modify, the Plan; provided, however, that no such action of the Board, without approval of the shareholders, may:

         (a) Increase the total amount of Common Stock which may be issued under the Plan, except as provided in Subsections 5.1 and 5.3.

         (b) Change the provisions of the Plan regarding the Option Price except as permitted by Subsection 5.3.

         (c) Materially increase the cost of the Plan or materially increase the benefits to Participants.

         (d) Extend the period during which Options, Stock Appreciation Rights, Restricted Stock or Performance Units may be granted.

         (e) Extend the maximum period after the date of grant during which Options or Stock Appreciation Rights may be exercised.

         No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Stock Appreciation Rights or Restricted Stock previously granted under the Plan, without the consent of the Participants.

SECTION 15.    TAX WITHHOLDING

         15.1. Tax Withholding.  The Company, as appropriate, shall have the
               ---------------
right to deduct from all payments any Federal, state or local taxes required by law to be withheld with respect to such payments.

         15.2. Stock Withholding.  With respect to withholding required upon the
               -----------------
exercise of nonqualified stock options, or upon the lapse of restrictions on Restricted Stock, Participants may elect, subject to the approval of the Committee, to satisfy the withholding required, in whole or in part, by (a) having the Company withhold shares of Common Stock otherwise issuable, or (b) tendering shares of previously acquired Common Stock, including by attestation to the ownership of Common Stock, in either case having a value equal to the amount of tax to be withheld; provided, however, shares may only be withheld by the Company to the extent necessary to satisfy the minimum withholding liability required by law, and only Mature Common Stock may be tendered (including by attestation) for withholding in excess of the amount the Company is legally required to withhold by applicable law. The value of the shares to be withheld, tendered or attested is to be determined by such methods or procedures as shall be established from time to time by the Committee. All elections shall be irrevocable and shall be made in writing, signed by the Participant, and shall satisfy such other requirements as the Committee shall deem appropriate.

SECTION 16.    INDEMNIFICATION

         Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 17.    REQUIREMENTS OF LAW

         17.1. Requirements of Law. The granting of Options, Stock Appreciation
               -------------------
Rights, Restricted Stock or Performance Units, and the issuance of shares of Common Stock with respect to an Option exercise or Performance Unit award, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         17.2. Governing Law.  The Plan, and all agreements hereunder, shall be
               -------------
construed in accordance with and governed by the laws of the State of Michigan.

[LOGO] SPX Corporation

--------------------------------------------------------------------------------

                          PROXY/VOTING INSTRUCTION CARD

                                 SPX CORPORATION
 P                          Charlotte, North Carolina
 R
 O                        ANNUAL MEETING APRIL 24, 2002
 X
 Y         This Proxy is Solicited on behalf of the Board of Directors

     The undersigned stockholder of SPX Corporation, a Delaware corporation, hereby appoints Christopher J. Kearney and Patrick J. O'Leary, or either one of them, with full power of substitution, to act as his or her agents and proxies at the Annual Meeting of Stockholders of SPX Corporation to be held in Charlotte, North Carolina on April 24, 2002 at 9:00 a.m. (Eastern
     Time) with authority to vote at said meeting, and any adjournments thereof, as indicated below, all shares of stock of the company standing in the name of the undersigned on the books of the company.

     This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted for Items 1, 2 and 3.

     Election of Directors, Nominees:
       01. J. Kermit Campbell
       02. Emerson U. Fullwood

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

---
SPX CORPORATION
---
                                                  ANNUAL MEETING OF STOCKHOLDERS
                                                     TO BE HELD APRIL 24, 2002

Dear Stockholder:

The Annual Meeting of Stockholders of SPX Corporation will be held at 9:00 a.m. (Eastern Time) on Wednesday, April 24, 2002 at the Ballantyne Resort Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina, for the following purposes:

     1. To elect two directors to the Board of Directors.
     2. To amend the Certificate of Incorporation.
     3. To amend and restate the 1992 Stock Compensation Plan.
     4. To address such other business as may properly come before the meeting.

Only holders of Common Stock of SPX Corporation of record at the close of business on March 8, 2002 will be entitled to vote at the meeting or any adjournment thereof.

To be sure that your vote is counted, we urge you to vote by telephone, by Internet or by completing and signing the attached proxy/voting instruction card. If you choose to vote by mail, detach the card from this letter and return it in the postage paid envelope enclosed in this package. By giving your proxy, you do not affect your right to vote in person if you attend the meeting. Your prompt vote will aid the company in reducing the expense of additional proxy solicitation.

For shareholders with common shares held in the company's KSOP Trust: It is important to remember that your specific voting directions to the Trustee are strictly confidential and may not be divulged by the Trustee to anyone, including the company or any director, officer, employee or agent of the company. The Trustee will vote the shares being held by the Trust and not yet allocated to participants' accounts in the same manner and proportion as the shares for which the Trustee has received timely voting instructions. Shares in participant accounts for which no timely voting instructions are received by the Trustee will be voted in the same manner.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        CHRISTOPHER J. KEARNEY
                                        Vice President, Secretary
                                        and General Counsel

--------------------------------------------------------------------------------

[X] Please mark your
    votes as in this
    example.

--------------------------------------------------------------------------------
        The Board of Directors recommends a vote "FOR" Items 1, 2 and 3.
--------------------------------------------------------------------------------
                       FOR         WITHHELD
1. Election of
   Directors           [_]            [_]
   (see reverse)

For, except vote withheld form the following nominee(s):

--------------------------------------------------------
                           FOR        AGAINST     ABSTAIN
2. Approval of
   Amendment of            [_]          [_]         [_]
   Certificate of
   Incorporation

                           FOR        AGAINST     ABSTAIN
3. Approval of Amendment
   and Restatement of the  [_]          [_]         [_]
   1992 Stock Compensa-
   tion Plan

4. In their discretion,
   the Proxies are
   authorized to vote upon
   such other business as
   may properly come before
   the meeting.

--------------------------------------------------------------------------------

                                       Please sign exactly as name(s) appear(s) on this proxy. Joint owners, trustees, executors, etc. should indicate the capacity in which they are signing.


                                       -----------------------------------------

                                       -----------------------------------------
                                       SIGNATURE(S)                  DATE

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\


Dear Stockholder:

We encourage you to vote your shares electronically either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

To Vote by Telephone:
---------------------
Using a touch-tone phone call toll-free:         1-877-PRX-VOTE (1-877-779-8683)
From outside the United States, call direct:     1-201-536-8073

To Vote by Internet:
--------------------
Log on to the Internet and go to the website:    http://www.eproxyvote.com/spw
Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

                        THANK YOU FOR VOTING YOUR SHARES
                            YOUR VOTE IS IMPORTANT!

  Do Not Return this Proxy Card if you are Voting by Telephone or the Internet.